Exhibit 99.2

Targacept Announces Conference Call to be Held Today at 5:30 p.m. and Updates Guidance

Winston-Salem, NC – December 8, 2008—Targacept, Inc. (NASDAQ: TRGT), a clinical-stage biopharmaceutical company developing a new class of drugs known as NNR Therapeutics (TM), announced that it will conduct a conference call and audio webcast today at 5:30 p.m. Eastern Standard Time to discuss the results of the Phase 2b clinical trial of AZD3480 in cognitive dysfunction in schizophrenia and provide an update regarding Targacept’s business outlook. Participants from Targacept will include J. Donald deBethizy, Ph.D., President and Chief Executive Officer, and Alan A. Musso, Vice President and Chief Financial Officer.

Targacept also announced that it now expects to end 2008 with cash, cash equivalents and short-term investments of at least $86.0 million. Targacept is in the process of finalizing a 2009 operating plan that it expects will enable it to meet its operating requirements at least through the first half of 2011 with its current resources.

The conference call may be accessed by dialing (866) 713-8567 for domestic participants and (617) 597-5326 for international callers (reference passcode 20580744). A replay of the conference call may be accessed at least through December 23, 2008 by dialing (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (reference passcode 47353256).

A live webcast of the conference call will be accessible from the Investor Relations page of Targacept’s website, www.targacept.com. To ensure a timely connection to the webcast, it is recommended that users register at least 15 minutes prior to the scheduled start time. An archived version of the webcast will also be available on Targacept’s website for at least two weeks following the call.

About Targacept

Targacept is a clinical-stage biopharmaceutical company that discovers and develops NNR Therapeutics (TM), a new class of drugs for the treatment of central nervous system diseases and disorders. Targacept’s product candidates selectively modulate neuronal nicotinic receptors that serve as key regulators of the nervous system to promote therapeutic effects and limit adverse side effects. Targacept has product candidates in development for Alzheimer’s disease, cognitive dysfunction in schizophrenia, pain and depression, as well as multiple preclinical programs. Targacept also has a cognition-focused collaboration with AstraZeneca and a strategic alliance with GlaxoSmithKline. Targacept’s news releases are available on its website at www.targacept.com.

Forward-Looking Statements

Statements in this press release that are not purely historical in nature constitute “forward-looking statements” made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding Targacept’s plans, expectations, future operations, financial position, revenues, costs or expenses. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of various important factors, including, without limitation, risks and uncertainties relating to: Targacept’s dependence on the success of its collaboration with AstraZeneca and its alliance with GlaxoSmithKline; the significant control that AstraZeneca has over the development of AZD3480 (TC-1734), including as to whether to conduct any further development of AZD3480 in Alzheimer’s disease or ADHD, and over the development of AZD1446 (TC-6683); the risk that successful results in clinical trials of AZD3480 in a particular condition characterized by one degree of cognitive impairment may not be predictive of successful results in clinical trials of AZD3480 in a condition characterized by more severe cognitive impairment or in cognitive impairment resulting from a different condition; the results of clinical trials and non-clinical studies and assessments of TC-5214 and Targacept’s other product candidates; the conduct of such trials, studies and assessments, including the performance of third parties engaged to execute them and difficulties or delays in the completion of subject enrollment or data analysis; Targacept’s ability to establish additional strategic alliances, collaborations and licensing or other arrangements on favorable terms; and the timing and success of submission, acceptance and approval of regulatory filings. These and other risks and uncertainties are described in greater detail under the heading “Risk Factors” in Targacept’s most recent Annual Report on Form 10-K and in other filings that it makes with the Securities and Exchange Commission. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements may not occur. Targacept cautions you not to place undue reliance on any forward-looking statement.

In addition, any forward-looking statements in this release represent Targacept’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Targacept anticipates that subsequent events and developments may cause its views to change. Although Targacept may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, except as required by applicable law.

Contacts:

Alan Musso, VP and CFO

Targacept, Inc.

Tel: (336) 480-2186

Email: alan.musso@targacept.com

Michelle Linn

Linnden Communications

Tel: (508) 362-3087

Email: linnmich@comcast.net